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      As filed with the Securities and Exchange Commission on May 15, 1997

                                                        Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                BETZDEARBORN INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

              Pennsylvania                         23-1503731
    -------------------------------         ------------------------
    (state or other jurisdiction of         (IRS Employer Indentifi-
     incorporation or organization)              cation Number)


                                BetzDearborn Inc.
                               4636 Somerton Road
                           Trevose, Pennsylvania 19053
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


             BETZDEARBORN INC. EMPLOYEE STOCK PURCHASE PLAN OF 1997
             ------------------------------------------------------
                            (Full title of the plans)


                               William C. Brafford
                  Vice President, Secretary and General Counsel
                              c/o BetzDearborn Inc.
                               4636 Somerton Road
                           Trevose, Pennsylvania 19053
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (215) 355-3300
                     ---------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                                    Copy to:
                           Walter J. Mostek, Jr., Esq.
                           Drinker Biddle & Reath LLP
                                    Suite 300
                              1000 Westlakes Drive
                         Berwyn, Pennsylvania 19312-2409

                         CALCULATION OF REGISTRATION FEE

                                        Proposed                   Proposed
Titles of           Amount              Maximum                    Maximum
Securities          To Be               Offering                   Aggregate                 Amount of
To Be               Regis-              Price                      Offering                  Registration
Registered          tered               Per Share **               Price **                  Fee**
----------          -------             ------------               -------------             ------------

Common              400,000             $53.02                     $21,208,000               $6,427
Shares,             shares*
par value
$.10 per
share


* Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

** Calculated pursuant to Rule 457(h). The price is computed based upon $53.02, 85% of the average of the highest and lowest selling prices of the Company's Common Stock on May 9, 1997, as reported by the New York Stock Exchange.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


        (Not required to be filed as part of this Registration Statement)


          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         BetzDearborn Inc. (the "Company") hereby incorporates into this Registration Statement by reference the following documents:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

         2. The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on November 23, 1992, Registration No. 1-11558, including any amendment or report filed for the purpose of updating such description.

         All reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Bylaws provide that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, as follows:

         1. if and to the extent the director or officer has been successful on the merits or otherwise in defense of the action, suit or proceeding, or in defense of any claim, issue or matter contained therein, he or she shall be indemnified against all expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith;

         2. if the action, suit or proceeding is by or in the right of the Company, a director or officer shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or proceeding only if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company; provided that no indemnification shall be made with respect to any claim, issue or matter as to which an officer or director shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company; unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such a person is fairly and reasonably entitled to indemnification for such expenses;

         3. if the action, suit or proceeding is an action, suit or proceeding other than one by or in the right of the Company, a director or officer shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

         The directors and officers of the Company are covered by an insurance policy indemnifying them against certain liabilities which might be incurred by them in such capacities.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

Exhibit 4(a) The Company's Restated Articles of Incorporation (incorporated by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988, Commission No. 0-2085)

Exhibit 4(b) The Company's By-Laws (incorporated by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988, Commission No. 0-2085)

Exhibit 4(c) The BetzDearborn Inc. Employee Stock Purchase Plan of 1997, as amended

Exhibit 5(a)              Opinion of Drinker Biddle & Reath LLP

Exhibit 23(a)             Consent of Ernst & Young LLP

Exhibit 23(b)             Consent of Drinker Biddle & Reath LLP
                          (included in their opinion filed as
                          Exhibit 5(a))


Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   provided, however, that paragraph (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in

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the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, at Trevose, Pennsylvania, on this 15th day of May, 1997.

                             BETZDEARBORN INC.


                             By: /s/ William R. Cook
                                 -----------------------
                                 William R. Cook, Chairman, President
                                 and Chief Executive Officer


         Each person whose signature appears below hereby constitutes and appoints William R. Cook and George L. James, III, as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



    Signature                    Title                 Date
    ---------                    -----                 ----

/s/ William R. Cook          Chairman, President,  May 15, 1997
-----------------------      and
William R. Cook              Chief Executive
(Principal Executive         Officer
Officer)


/s/ George L. James, III     Vice President        May 15, 1997
------------------------     and Chief
George L. James, III         Financial Officer
(Principal Financial and
Accounting Officer)

                             Director              May 15, 1997
-------------------------
John W. Boyer, Jr.

                             Director              May 15, 1997
-------------------------
Patrick F. Brennan

                             Director              May 15, 1997
-------------------------
Carolyn S. Burger

/s/ George A. Butler         Director              May 15, 1997
-------------------------
George A. Butler

/s/ Alan R. Hirsig           Director              May 15, 1997
-------------------------
Alan R. Hirsig

                             Director              May 15, 1997
-------------------------
John F. McCaughan

/s/ John Quarles             Director              May 15, 1997
-------------------------
John Quarles

                             Director              May 15, 1997
-------------------------
John A. H. Shober

/s/ Geoffrey Stengel, Jr.    Director              May 15, 1997
-------------------------
Geoffrey Stengel, Jr.

/s/ Robert L. Yohe           Director              May 15, 1997
-------------------------
Robert L. Yohe

                                  EXHIBIT INDEX
                                  -------------


Description                                                            Number
-----------                                                            ------

The BetzDearborn Inc. Employee Stock                                   4(c)
Purchase Plan of 1997, as amended

Opinion of Drinker Biddle & Reath LLP                                  5(a)

Consent of Ernst & Young LLP                                           23(a)

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